Exhibit C

NMF SLF I, INC.

ACKNOWLEDGEMENT AND ACCEPTANCE OF COMMITMENT UPDATE

November 25, 2020

1.	NMF SLF Investments I, L.L.C. (the “Sponsor”), hereby acknowledges and agrees that the Sponsor’s aggregate capital commitment to purchase shares of common stock of NMF SLF I, Inc., a Maryland corporation (the “Company”), pursuant to the attached Sponsor Commitment Letter by and between the Sponsor and the Company, dated January 31, 2020 (the “Sponsor Commitment Letter”), is increased from $24,999,000 to $39,999,000 effective as of November 25, 2020.

2.	The Sponsor does hereby reaffirm all of the terms, representations, warranties, agreements, covenants, statements and conditions set forth in the Sponsor Commitment Letter and does hereby represent and warrant to the Company that such terms, representations, warranties, agreements, covenants, statements and conditions remain true, accurate and complete as of the date hereof.

NMF SLF INVESTMENTS I, L.L.C.

BY: NM HOLDINGS GP, L.L.C., Managing Member

By:	/s/ Steven B. Klinsky
Steven B. Klinsky

AGREED AND ACCEPTED:

NMF SLF I, INC.

By:	/s/ Shiraz Y. Kajee
	Name:	Shiraz Y. Kajee
	Title:	Chief Financial Officer and Treasurer

[UAW (Sponsor) – Signature Page – Subscription Agreement Update Acknowledgment]